Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders

Del Monte Foods Company:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-40867, 333-52226, 333-38394, 333-34280, 333-79315, 333-102702, 333-102700 and 333-102006), Form S-3 (No. 333-108625) and Form S-4 (No. 333-107830) of Del Monte Foods Company (the Company) of our report dated June 6, 2003, except as to the first paragraph under “Legal Proceedings” of Note 13 which is as of July 21, 2003 and the consolidating statement of cash flows for the fiscal year ended April 27, 2003 in Note 17 which is as of September 18, 2003, relating to the consolidated balance sheet of Del Monte Foods Company and subsidiaries as of April 27, 2003, and the related consolidated statements of income, stockholders’ equity and comprehensive income and cash flows for the year ended April 27, 2003, which report appears herein. Our report refers to a change in the Company’s method for accounting for goodwill and other intangible assets.

/s/    KPMG LLP

San Francisco, California

September 19, 2003